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                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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        Soliciting Material Pursuant to Rule ss.240.14a-12

                  Salomon Smith Barney AAA Energy Fund L.P. II
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                (Name of Registrant as Specified In Its Charter)

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          THIS BALLOT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER OF
                  SALOMON SMITH BARNEY AAA ENERGY FUND L.P. II


October 24, 2006

Dear Limited Partner:

Enclosed is a Proxy Statement regarding Salomon Smith Barney AAA Energy Fund L.P. II (the "Partnership").

We request your approval of an amendment to the Limited Partnership Agreement in order to change the profit share allocation due to AAA Capital Management Advisors, Ltd. ("AAA"), as special limited partner of the Partnership, so that the allocation is made quarterly rather than annually.

Please read the statement and this letter and return your ballot as soon as possible in the enclosed envelope.

As of the date of this letter, slightly more than half of the limited partners have returned their ballots. We have not, however, received ballots in favor of the proposal from the required number of limited partners. If the required number of limited partners vote in favor of the proposal, AAA shall be eligible to receive its first quarterly profit share allocation on March 31, 2007. The amendment to the Limited Partnership Agreement, if approved, will reflect such initial allocation date. AAA has indicated that if the proposal is not approved by the requisite number of limited partners, AAA may exercise its right to terminate its advisory agreement with the Partnership. If AAA terminates the advisory agreement, the Partnership will be liquidated in an orderly manner and funds will be returned to the limited partners.

We are sending you the exact Proxy Statement and ballot that was originally sent to you in July. If you have not voted or would like to change your vote, please return the enclosed ballot as soon as possible.

For reasons stated in the Proxy Statement, we recommend that you vote for the proposal.

If you have questions regarding this Proxy Statement or the ballot, you may contact your Smith Barney Financial Advisor or call us at (212) 559-2011.

Thank you for your investment in Salomon Smith Barney AAA Energy Fund LP. II.

Sincerely,

/s/ David J. Vogel

David J. Vogel
President and Director
Citigroup Managed Futures LLC

                Please vote by completing the enclosed ballot and
            mailing it in the envelope provided as soon as possible.


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